UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2013

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Hercules Offshore, Inc. (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting") on May 15, 2013. Only holders of the Company's common stock at the close of business on March 19, 2013 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 161,089,116 shares of common stock outstanding and entitled to vote. A total of 143,089,291 shares of common stock, constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.
Set forth below are the final results of voting on each of the matters submitted to a vote at the Annual Meeting.
1.    Stockholders elected each of the three Class II Director nominees for three-year terms, as follows:

	For	Withheld	Broker Non-Votes
Thomas R. Bates, Jr.	106,852,853	5,250,986	30,985,452
Thomas M Hamilton	109,894,655	2,209,184	30,985,452
Thierry Pilenko	110,006,768	2,097,071	30,985,452

2.    Stockholders of a majority of shares voted for approval, on an advisory basis, of the compensation of the Company's named executive officers, as follows:

For	Against	Abstentions	Broker Non-Votes
108,898,547	2,849,534	355,758	30,985,452

3.    Stockholders ratified the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the year ending December 31, 2013, as follows:

For	Against	Abstentions
141,944,065	934,295	210,931

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: May 16, 2013	By:	/s/ Beau M. Thompson
Beau M. Thompson
General Counsel and Secretary